As filed with the Securities and Exchange Commission on September 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2645573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17571 Von Karman Avenue

Irvine, CA 92614

(949) 645-2111

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Zackary S. Irani

Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

(949) 645-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

(949) 623-3519

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24, 2026

BIOMERICA, INC.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell the securities identified above from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “BMRA.” On September 23, 2026, the last reported sale price of our common stock was $2.60 per share.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount, price and terms of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

As of September 23, 2026, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $11,946,302 which was calculated based on 4,297,231 shares of outstanding common stock held by non-affiliates as of September 22, 2026, at a price per share of $2.78, the last reported sale price of our common stock on Nasdaq on September 23, 2026. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold an aggregate of approximately $716,105 of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN AND THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of our common stock that we may offer.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

This prospectus includes or incorporates by reference our trademarks and trade names, which are our property and are protected under applicable intellectual property laws. This prospectus also contains, or incorporates by reference trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

As used in this prospectus, unless the context otherwise requires, the terms “Biomerica,” “the Company,” “we,” “us,” “our” and “our company” mean Biomerica, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, other than statements of historical facts, including, without limitation, statements regarding our strategy, future operations, future operating expenses, future financial position, future revenue, projected costs, prospects, plans, intentions, expectations, goals and objectives may be forward-looking statements. The forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement do not constitute guarantees of future performance, and actual results could differ materially from those expressed or implied in any forward-looking statements. In some cases, you can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “contemplate,” “estimate,” “project,” “forecast,” “would,” “may,” “should,” “will,” “could,” “can,” “potential,” “possible,” “proposed,” “plan,” “develop,” “opportunity,” “intend,” “initiative,” “target,” “maintain,” “continue,” “strive,” “progress,” “aim,” or the negative of these terms or other comparable expressions.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

●	the ability to raise additional capital and continue as a going concern;
●	the accuracy of our estimates regarding expenses, future revenue, capital requirements and the need for additional financing;
●	the scope of protection we are able to establish and maintain for our intellectual property rights covering our products and technology;
●	the ability to compete in our industry, including against competitors that have significantly greater financial, technical and marketing resources than we do;
●	the ability to obtain and maintain government or regulatory certification in the countries and regions in which our products are sold;
●	the ability to retain existing Centers for Medicare & Medicaid Services (“CMS”) payment rate and the Medicare Administrative Contractor claims approvals;
●	the ability to maintain sales relationships with our key customers, distributors and other commercial partners;
●	the impact of global economic, trade and political developments on our business, including tariffs and changes in international trade policies, inflation and interest rates, supply-chain disruptions, capital-market disruptions, government shutdowns, wars and geopolitical conflicts, economic sanctions and economic slowdowns or recessions, any of which could adversely affect our operations, costs, revenues, supply chain, the value of our common stock and our ability to access capital markets;
●	the implementation of our business model and strategic plans for our business, products, and technology;
●	the risks related to third parties asserting intellectual property infringement claims against us;
●	the impact of numerous laws and regulations that apply to us and compliance with these laws and regulations, as they currently exist or as modified in the future;
●	the risks related to product recalls, liability claims and harm to patients or users of our products; and
●	the ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified professionals.

Additional factors that might cause actual results and our current expectations and projections to differ materially include, among other things, those discussed under the section titled “Risk Factors,” as well as those discussed elsewhere in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. We intend that such forward-looking statements be subject to the safe harbors applicable to such statements. These forward-looking statements are based on the current beliefs and expectations of our management and speak only as of the date of in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. You should not place undue reliance on these forward-looking statements, which are subject to significant known and unknown risks, uncertainties and other factors, some of which are beyond our control and could materially affect our results. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections.

Except as required by law, we do not undertake any obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THE COMPANY

Our Company

We are a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products. Our diagnostic test kits are used to analyze blood, urine, nasal, or fecal material from patients to aid in the diagnosis of diseases, food intolerances, and other medical conditions. These tests detect and measure the presence and levels of specific bacteria, hormones, antibodies, antigens and other substances that may exist in the human body at extremely low concentrations. Our products are designed to enhance patient outcomes and well-being while reducing total healthcare costs.

We sell our portfolio of diagnostic products worldwide, primarily to clinical laboratories and in point-of-care settings, including physicians’ offices and over-the-counter channels. We also provide contract development and manufacturing services to third parties that utilize the technology underlying our products. In addition, we are commercializing our inFoods® IBS product through physician-directed and laboratory-based channels, including third-party reimbursement pathways. Most of our products carry Conformité Européenne (“CE”) marking and/or are registered with regulatory agencies in various countries for diagnostic use, with several also cleared by the United States Food and Drug Administration (“FDA”) for sale in the United States.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, the latter of which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

As a result, the information in this prospectus and that we provide to our investors may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Information”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 305,000,000 shares of capital stock, of which 300,000,000 shares are designated as common stock, $0.08 par value per share, and of which 5,000,000 shares are designated as preferred stock, $0.08 par value per share (“Preferred Stock”).

The following is a summary of all material characteristics of the capital stock of Biomerica, Inc. as set forth in our Second Amended and Restated Certificate of Incorporation, as amended (our “Charter”), Amended and Restated Bylaws, as amended (our “Bylaws”), and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The summary does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which have been filed as exhibits to our public filings with the Securities and Exchange Commission, and applicable provisions of the DGCL.

General

As of September 23, 2026, there were 4,598,968 shares of our common stock outstanding and held of record by 735 stockholders. No shares of Preferred Stock are outstanding. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of Preferred Stock, which we may issue in the future.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividends. Subject to preferences that may be applicable to any shares of Preferred Stock outstanding at the time, holders of common stock are entitled to receive dividends, if any, on a pro rata basis out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights. If we become subject to a liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

No Preemptive or Similar Rights. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Charter, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Matters

Charter and Bylaw Provisions

Each of our Charter and Bylaws include a number of other provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the following:

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority to issue up to 5,000,000 shares of our Preferred Stock with rights and preferences designated from time to time by our board of directors.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter does not provide for cumulative voting.

●	Size of Board and Vacancies. Our Bylaws provide that the number of directors on our board of directors shall consist of not less than three nor more than nine members as fixed from time to time by resolution of our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of the remaining members of our board of directors then in office.

Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person or entity who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Any provision of our Charter, Bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “BMRA.” On September 23, 2026, the last reported sale price for our common stock on the Nasdaq Capital Market was $2.60 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

●	the title of the series of debt securities and the ranking;
●	the aggregate principal amount and any limit on that amount;
●	the price at which the debt securities will be issued;
●	the date on which the debt securities mature;
●	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
●	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
●	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
●	any redemption or early repayment provisions;
●	any sinking fund or similar provisions;
●	the authorized denominations;
●	any applicable subordination provisions;
●	any guarantees of the securities by our subsidiaries or others;
●	the currency in which we will pay the principal, interest and any premium payments on the debt securities;

●	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
●	the provisions, if any, granting special rights to the holders of debt securities upon certain events;
●	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
●	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
●	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
●	the person to whom and manner in which any interest shall be payable;
●	whether the securities will be issued in whole or in part in the form of one or more global securities;
●	the identity of the depositary for global securities;
●	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
●	the securities exchange(s), if any, on which the securities will be listed;
●	whether any underwriter(s) will act as market maker(s) for the securities;
●	the form (certificated or book-entry);
●	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
●	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

●	we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and

●	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

●	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption, declaration or otherwise;
●	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
●	failure to make sinking fund payments when due;
●	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 90 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
●	certain events of bankruptcy, insolvency or reorganization; and
●	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

●	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
●	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, among others. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the unpaid principal amount of and any accrued and unpaid interest on all debt securities of that series shall automatically be due and payable immediately without any declaration or other act on the part of the trustee or holders of the outstanding debt securities.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to, among others:

●	cure any ambiguity, defect, omission or inconsistency;
●	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
●	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
●	establish any additional series of debt securities; or
●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that, among others:

●	reduce the principal amount of the debt securities;
●	reduce the rate or change the time for payment of interest;
●	change the fixed maturity date;
●	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
●	make any debt security payable in currency other than that stated in the debt security;
●	waive any existing default or event of default and the resulting consequences in the payment of principal of or interest on the debt securities, except as provided in the indenture;
●	modify the right of any holder to receive payment of principal or interest on any debt security;
●	impair the right of any holder to institute suit for the enforcement of any payment due; or
●	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected, except as otherwise set forth in the indenture. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

●	we have deposited with the trustee, in trust, cash or United States government obligations in an amount sufficient to pay at maturity or upon redemption, as the case may be, all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
●	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
●	all outstanding debt securities of any series have become due and payable; or
●	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

●	we have deposited with the trustee, in trust, an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
●	the exercise of the option will not result in a breach or violation of, or constitute a default under, any material agreement or instruments, other than as set forth in the indenture;
●	no default or event of default shall have occurred and be continuing on the date of deposit, other than as set forth in the indenture;
●	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
●	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in any applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

●	we have deposited with the trustee, in trust, an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
●	the exercise of the option will not result in a breach or violation of, or constitute a default under, any material agreement or instruments, other than as set forth in the indenture;
●	no default or event of default shall have occurred and be continuing on the date of deposit, other than as set forth in the indenture;
●	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
●	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

●	rights of registration of transfer and exchange of debt securities of the series;
●	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
●	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
●	rights, obligations, duties and immunities of the trustee;
●	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
●	our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security or indemnity reasonably satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

●	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
●	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
●	other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in any applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

●	the title of the warrants;
●	the aggregate number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currencies in which the price or prices of the warrants may be payable;
●	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
●	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
●	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
●	the date that the warrants may first be exercised;
●	the date that the warrants expire;
●	the minimum or maximum amount of warrants that may be exercised at any one time;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	information with respect to book-entry procedures, if any;
●	the manner in which the warrant agreements and warrants may be modified;
●	a discussion of certain federal income tax considerations; and
●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of September 23, 2026, no warrants were outstanding.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	to or through underwriters;

●	to or through brokers or dealers;

●	through agents;

●	directly to investors, including through a specific bidding, auction or other process;

●	directly to agents;

●	through a combination of any such methods of sale; or

●	by any other method permitted pursuant to applicable law.

In addition, we may issue the securities as a dividend or distribution to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriter may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries as of May 31, 2026 and 2025, and for each of the years then ended, included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as set forth in their report on our consolidated financial statements, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, and is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on Haskell & White LLP’s report, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as filed with the SEC on August 31, 2026;

●	Our Current Reports on Form 8-K as filed with the SEC on June 4, 2026 and August 26, 2026; and

●	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on August 31, 2026, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, but excluding any information deemed furnished and not filed with the SEC. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Biomerica, Inc., 17571 Von Karman Avenue Irvine, California 92614, Attention: Chief Executive Officer or telephoning us at (949) 645-2111. You may also access the documents incorporated by reference in this prospectus through our website at www.biomerica.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We are required to file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.biomerica.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

BIOMERICA, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

The date of this prospectus is     , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration Fee	$	[●]	(1)
Legal Fees and Expenses			(2)
Accounting Fees and Expenses			(2)
Miscellaneous Expenses			(2)
Total			$(2)

(1)	In accordance with Rule 415(a)(6), includes certain fees previously paid in respect of unsold securities previously registered under the registrant’s registration statement on Form S-3 (File No. 333-274729), as further described in the Filing Fee Table included as Exhibit 107 hereto.
(2)	These fees are calculated based on the securities offered and the number of issuances cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our Second Amended and Restated Certificate of Incorporation (the “Charter”) may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Our Charter provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law as now in effect, or any successor provision thereto, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

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Our Charter provides that we will indemnify each director, officer and employee to the fullest extent permitted by the DGCL.

Our Amended and Restated Bylaws (the “Bylaws”) provide that we are required to indemnify our directors and executive officers, and will indemnify and hold harmless any employee or agent who is not a director or executive officer, who was or is a party or is threatened to be made a party, including as a witness, to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”) (other than an action by or in the right of us) by reason of the fact that he or she is or was serving or has served (i) as a director, (ii) as an executive officer, (iii) as an employee or agent, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity that such person is or was serving at our request (collectively, “Corporate Status”), from and against all expenses and liabilities actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of us, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that except with respect to Proceedings to enforce rights to indemnification, we will indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by our Board or Directors.

Additionally, our Bylaws provide that we are required to indemnify any director or executive officer, and indemnify and hold harmless any employee or agent who is not a director or executive officer, who was or is a party or is threatened to be made a party to any Proceeding (including as a witness) by or in the right of the Company to procure a judgment in its favor by reason of such person’s Corporate Status from and against all expenses actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, our best interests; provided, however, that no indemnification will be made in respect of any claim, issue or matter as to which such person has been finally adjudged by a court of competent jurisdiction to be liable to us, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought determines upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court deems proper. The rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our Bylaws in a way that reduces the protections of its directors, officers and employees who benefit from such provisions.

Our Bylaws provide that we may purchase and maintain insurance policies to protect ourself and any person who is or was a director, executive officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise against any expenses or liabilities asserted against such person and incurred by such person by reason of their Corporate Status, whether or not we would have the power to indemnify such person against such expense or liability under such provisions or otherwise. We have obtained directors’ and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the securities laws.

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ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on August 1, 2000 (incorporated by reference to Exhibit 3.8 filed with the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000)
3.2	Amended and Restated Bylaws, as adopted on July 24, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed July 26, 2023)
3.3	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed April 16, 2025)
3.4	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K filed August 31, 2026)
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2, filed September 16, 1999)
4.2	Registration Rights Agreement, dated August 20, 2026, by and among Biomerica, Inc. and certain purchasers (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed August 26, 2026).
4.3*	Form of Debt Security
4.4	Form of Indenture±
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
5.1	Opinion of K&L Gates LLP±
23.1	Consent of Haskell & White LLP, independent registered public accounting firm±
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table±

±	Filed herewith.
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, if applicable.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 24, 2026.

BIOMERICA, INC.

By:	/s/ Zackary S. Irani
Name:	Zackary S. Irani
Its:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zackary S. Irani, Allen Barbieri and Xiaoxuan (“Jenny”) Qu, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof..

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zackary S. Irani	Director and Chief Executive Officer (Principal Executive Officer)	SEPTEMBER 24, 2026
Zackary S. Irani

/s/ Xiaoxuan Qu	Vice President of Finance and Corporate Controller (Principal Financial and Accounting Officer)	SEPTEMBER 24, 2026
Xiaoxuan Qu

/s/ Allen Barbieri	Director	SEPTEMBER 24, 2026
Allen Barbieri

/s/ David Moatazedi	Director	SEPTEMBER 24, 2026
David Moatazedi

/s/ Eric Chin, CPA	Director	SEPTEMBER 24, 2026
Eric Chin, CPA

/s/ Gary Huff	Director	SEPTEMBER 24, 2026
Gary Huff

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